UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 19, 2008

CTS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Registrants' Telephone Number, Including Area Code:    (574) 523-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On May 16, 2008, CTS Corporation (“CTS”) sent notification to participants in the CTS Corporation Retirement Savings Plan (“Plan”) that the Plan was transitioning to a new recordkeeper and investment manager, the Vanguard Group.  The notice specified that, in order to ensure the proper accounting of assets and an accurate transfer of records, there would be a period of time beginning June 23, 2008 and ending the week of July 13, 2008 (the exact date yet to be determined) during which most transactions in the Plan, such as loan payoffs, exchanges, contribution percentage changes, contribution allocation changes, and demographic changes, will be frozen.  On May 19, 2008, CTS notified its directors, executive officers and certain key employees that they may not trade in shares of CTS common stock during this blackout period.

A participant in the Plan, a security holder or other interested person may obtain, without charge, information regarding the blackout period, including the blackout end date, by contacting Vernon Pitcher, Director Global Benefits, at (574) 523-3800.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed with this report:

Exhibit No.                     Exhibit Description

99.1                      May 19, 2008 Letter to Directors regarding blackout period

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

                                /s/ Richard G. Cutter
By:           Richard G. Cutter
Vice President, Secretary
and General Counsel

Date:  May 20, 2008

EXHIBIT INDEX

Exhibit No.                Exhibit Description

99.1	May 19, 2008 Letter to Directors regarding blackout period